Exhibit 99.1

Shift4 Announces Pricing of Offering of $1,100.0 Million of Senior Notes due 2032

CENTER VALLEY, PA., August 12, 2024 – Shift4 Payments, Inc. (NYSE: FOUR), a leader in integrated payments and commerce technology, today announced that its subsidiaries, Shift4 Payments, LLC (“Shift4”) and Shift4 Payments Finance Sub, Inc., have priced an offering of $1,100.0 million aggregate principal amount of 6.750% senior notes due 2032 (the “Notes”). The Notes were priced at par value and will bear an interest rate of 6.750% per annum. The Notes are being offered in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed, jointly and severally, on a senior unsecured basis, by certain of Shift4’s subsidiaries. Shift4 expects to close the offering of the Notes on August 15, 2024, subject to the satisfaction of customary closing conditions.

Shift4 intends to use the net proceeds of the offering for general corporate purposes, which includes working capital, acquisitions, retirement of debt and other business opportunities. Shift4 currently expects to retain certain of the net proceeds to repay outstanding borrowings under Shift4 Payments, Inc.’s $690.0 million of outstanding 0.00% Convertible Senior Notes due 2025 Notes (the “2025 Notes”) and/or Shift4’s $450.0 million of outstanding 4.625% Senior Notes due 2026 (the “2026 Notes”).

The Notes have not been and will not be registered under the Securities Act and have not and will not be offered or sold within the United States or to U.S. persons, except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers of the Notes will be made only by means of a private offering memorandum.

There can be no assurances that the offering of the Notes will be completed as described herein or at all.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Shift4 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our intention to repay outstanding borrowings under the 2025 Notes and/or the 2026 Notes.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any futures results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the substantial and increasingly intense competition worldwide in the financial services, payments and payment technology industries; potential changes in the competitive landscape, including disintermediation from other participants in the payments chain; the effect of global economic, political and other conditions on trends in consumer, business and government spending; fluctuations in inflation; our ability to anticipate and respond to changing industry trends and the needs and preferences of our merchants and consumers; our reliance on third-party vendors to provide products and services; risks associated with acquisitions; our inability to protect our IT systems and confidential information, as well as the IT systems of third parties we rely on, from continually evolving cybersecurity risks, security breaches and/or other technological risks; compliance with governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, marketing, cryptocurrency, and consumer protection laws across different markets where we conduct our business; our ability to continue to expand our share of the existing payment processing markets or expand into new markets; additional risks associated with our expansion into international operations, including compliance with and changes in foreign governmental policies, as well as exposure to foreign exchange rates; our ability to integrate and interoperate our services and products with a variety of operating systems, software, devices, and web browsers; our dependence, in part, on our merchant and software partner relationships and strategic partnerships with various institutions to operate and grow our business; and the significant influence Jared Isaacman, our CEO and founder, has over us, including control over decisions that require the approval of stockholders. These and other important factors discussed under the caption “Risk Factors” in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2023 and in Part II, Item 1A. in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

Any such forward-looking statements represent management’s expectations as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

About Shift4 Payments:

Shift4 Payments (NYSE: FOUR) is boldly redefining commerce by simplifying complex payments ecosystems across the world. As the leader in commerce-enabling technology, Shift4 powers billions of transactions annually for hundreds of thousands of businesses in virtually every industry.

Investor Relations:

Thomas McCrohan

484.735.0779

investors@shift4.com

Paloma Main

484.954.5768

investors@shift4.com

Media Contacts:

Nate Hirshberg

Senior Vice President, Marketing

Shift4 Payments

888.276.2108 x1107

nhirshberg@shift4.com